Exhibit 10.1
AMENDMENT NO. 3 TO CREDIT AGREEMENT AND CONSENT
THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), entered into as of January 21, 2014, is entered into by and between ServiceSource International, Inc., a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A., as Lender (the “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower and Lender are parties to that certain Credit Agreement dated as of July 5, 2012, as modified pursuant to that certain Letter Agreement dated as of June 18, 2013 by and between the Borrower and the Lender and as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 30, 2013 by and between the Borrower and the Lender and that certain Amendment No. 2 to Credit Agreement dated as of August 6, 2013 by and between the Borrower and the Lender (as modified and amended, the “Credit Agreement”), pursuant to which Lender has agreed to make certain loans and to extend credit to the Borrower upon the terms and subject to the conditions set forth therein; and
WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement to permit the Borrower to directly or indirectly acquire all of the equity interests (the “Scout Transaction”) of Scout Analytics, Inc., a Washington corporation (“Scout”) upon the terms and subject to the conditions set forth below.
NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

2.Amendment to the Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)All references to the Credit Agreement in the Credit Agreement and in any of
the Loan Documents shall refer to the Credit Agreement as amended hereby.

(b)The following definitions shall be added to Section 1.01 of the Credit
Agreement in the appropriate alphabetical order:
“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement and Consent dated January 21, 2014 by and between the Borrower and Lender.
“Amendment No. 3 Effective Date” shall have the meaning set forth in Section 3 of Amendment No. 3.
“Scout MergerSub” means a direct, wholly-owned Subsidiary of the Borrower formed and existing for the purpose of consummating the Scout Transaction.
“Scout” means Scout Analytics, Inc., a Washington corporation.

“Scout Purchase Agreement” means that certain Agreement and Plan of Merger dated as of January 21, 2014 by and among Borrower, Scout MergerSub, Scout, and Ignition Ventures Management, LLC, as shareholder representative.
“Scout Transaction” means the acquisition of the equity interests of Scout pursuant to the Scout Purchase Agreement.
(c)Section 6.05(n) of the Credit Agreement shall be amended by deleting
“and”.

(d)Section 6.05(o) of the Credit Agreement shall be amended by replacing the reference to “.” with “; and”.

(e)New Section 6.05(p) of the Credit Agreement shall be added and shall read as follows:

(p)    the Scout Transaction, provided that: (i) Scout is in the same line or lines of business as Borrower or in a line of business reasonably related thereto; (ii) the board of directors or other governing body of Scout has approved the Scout Transaction; (iii) no additional Indebtedness is incurred in connection with the Scout Transaction, except for Indebtedness that exists at the time of the Scout Transaction and is not created in contemplation of or in connection with the Scout Transaction; (iv) the aggregate total consideration paid by Borrower in cash and other property
(including earnouts or other contingent purchase price adjustments and any additional Indebtedness permitted to be incurred in connection with the Scout Transaction pursuant to Section 6.01(f)) for the Scout
Transaction does not exceed $35,000,000; (v) the Scout Transaction is consummated by or before February 28, 2014; (vi) no Default or Event of
Default has occurred or would occur after giving effect to the Scout
Transaction; and (vii) the representations and warranties set forth in
Article V are true and correct before and will be true and correct after giving effect to the Scout Transaction.

3.Consent. Notwithstanding any provision of the Credit Agreement to the contrary but subject to satisfaction of the conditions set forth in Section 4 hereof, the Lender hereby consents to the consummation of the Scout Transaction. Notwithstanding any provision of any Loan Document to the contrary, the Lender consents to the maintenance of the Scout Deposit Accounts (as defined below) for the period set forth in Section 6 hereof and the lien of Square 1 Bank on such Scout Deposit Accounts, and agrees that no control agreements shall be required for such Scout Deposit Accounts during such period. This Amendment serves as notice pursuant to Section 7.09 of the Credit Agreement of the acquisition of Scout.

4.Conditions: Notwithstanding the foregoing, this Amendment shall not become effective unless and until such date (the “Amendment No. 3 Effective Date”) as the following conditions are satisfied:

(a)The Lender shall have received a fully-executed copy of this Amendment; and

(b)The Lender shall have received a fully-executed copy of the Consent and
Acknowledgement of Guarantor, in the form attached to this Amendment; and

(c)The Lender shall have received final copies of the Scout Purchase Agreement and each material document related to the Scout Transaction containing terms and conditions reasonably satisfactory to Lender, together with a certificate of an officer of Borrower certifying each such document as being a true, correct and complete copy thereof; and

(d)The Lender shall have received a certificate by a financial officer of the Borrower certifying that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the Scout Transaction; and

(e)The Lender shall have received fully-executed Payoff Letters with respect to all existing Indebtedness of Scout, each in a form satisfactory to the Lender; and

(f)The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

5.Representations and Warranties. Borrower repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date. Borrower also represents and warrants that the execution, delivery and performance of this Amendment, and the documents required herein, are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) violate any provision of the articles of incorporation or by-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any subsidiary; (iii) require the consent or approval of, or filing a registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower or any subsidiary pursuant to, any indenture or other agreement or instrument under which Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.Post-Closing Obligations. The Borrower shall or shall cause its Subsidiaries to:

(a)Within 90 days after the consummation of the Scout Transaction, provide evidence to the Lender that all deposit accounts acquired in the Scout Transaction that are maintained with a financial institution other than the Lender have been closed (the
“Scout Deposit Accounts”); and

(b)Within 30 days after the consummation of the Scout Transaction, (i) provide evidence to the Lender that Scout MergerSub has been merged with and into Scout
(with Scout being the surviving entity) pursuant to the Scout Purchase Agreement and (ii) cause Scout to execute and deliver to the Lender any documents required by it pursuant to Section 7.09 of the Credit Agreement, including, without limitation, an intellectual property agreement with respect to intellectual property acquired in connection with the Scout Transaction.

7.Obligations Enforceable, Etc. Borrower acknowledges and agrees that its obligations under the Credit Agreement are not subject to any offset, defense or counterclaim assertable by Borrower and that the Credit Agreement and the Loan Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and the Lender expressly reserves all of its rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This is an amendment and not a novation. Without limiting the generality of the foregoing, all present and future debts, obligations and liabilities of Borrower under the Credit Agreement, as amended, are and shall continue to be secured by the Pledge and Security Agreement and the Intellectual Property Security Agreement given by the Borrower, and shall continue to be guaranteed by the Guaranty (which Guaranty is secured by the Pledge and Security Agreement given by the Guarantor).

8.Fees and Expenses. As contemplated by Section 9.01(a) of the Credit Agreement, Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution and delivery of this Amendment. Borrower further acknowledges and agrees that, pursuant to and on the terms set forth in such Section 9.01(a), Borrower is and shall be responsible for the payment of other fees, expenses, costs and charges arising under or relating to the Loan Agreement, as amended hereby, and the Loan Documents, as set forth in such Section 9.01(a).

9.Entire Agreement. This Amendment and the other documents referred to herein contain the entire agreement between the Borrower and the Lender with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Amendment or in the other documents referred to herein.

10.Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

SERVICESOURCE INTERNATIONAL, INC.

By: /s/ASHLEY F. JOHNSON
Name: ASHLEY F. JOHNSON
Title: CFO

JPMORGAN CHASE BANK, N.A.

By:    /s/JEFFREY A. DEROSA
Name: JEFFREY A. DEROSA
Title: SVP

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

The undersigned Guarantor hereby consents to the foregoing Amendment No. 3 to Credit Agreement and Consent, and agrees that its Guaranty dated as of July 5, 2012, in favor of the Lender, and all collateral and security therefor, shall remain in full force and effect notwithstanding the amendments made above.
Dated: January 21, 2014.     SERVICESOURCE DELAWARE, INC.

/S/ASHLEY F. JOHNSON
By: ASHLEY F. JOHNSON
Title: CFO